Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On September 15, 2025, NBHC entered into a merger agreement with Vista and Bryan Wick, solely in his capacity as the shareholders’ representative. The merger agreement (a) provides that Vista will merge with and into NBHC, with NBHC as the surviving corporation and (b) contemplates that immediately following the completion of the merger, Vista Bank will merge with and into NBH Bank, with NBH Bank as the surviving bank. Under the terms and subject to the conditions set forth in the merger agreement, each share of Vista common stock issued and outstanding immediately prior to the effective time of the merger (excluding dissenting shares, treasury shares and shares held by Vista or NBHC (other than the exception shares)) will be converted into the right to receive the cash merger consideration, consisting of $31.62 without interest, and the stock consideration, consisting of 3.1161 shares of NBHC common stock.

In accordance with Article 11 of Regulation S-X, the following tables show selected unaudited pro forma condensed combined financial information about the financial condition and results of operations of NBHC, including per share data, after giving effect to the merger and other pro forma adjustments. The unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, with NBHC as the accounting acquirer pursuant to Accounting Standards Codification Topic 805 (“ASC 805”). The unaudited pro forma condensed combined financial information also assumes that the assets and liabilities of Vista will be recorded by NBHC at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined statement of financial condition gives effect to the transaction as if the transaction had occurred on September 30, 2025. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, give effect to the merger as if the merger had been completed on January 1, 2024.

The unaudited pro forma condensed combined financial data was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•	the historical audited consolidated financial statements of NBHC as of and for the year ended December 31, 2024 (included in NBHC’s Annual Report on Form 10-K for the year ended December 31, 2024);

•	the historical unaudited consolidated financial statements of NBHC as of and for the nine months ended September 30, 2025 (included in NBHC’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025);

•	the historical audited consolidated financial statements of Vista as of and for the year ended December 31, 2024; and

•	the historical unaudited consolidated financial statements of Vista as of and for the six months ended September 30, 2025.

The unaudited pro forma condensed combined financial data should also be read together with other financial data included elsewhere or incorporated by reference into this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial position or results of operations of the combined company that would have been realized had the merger been completed at the beginning of each period presented. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger, nor does it consider the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this Current Report on Form 8-K. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger. The fair values are estimates as of the date of this Current Report on Form 8-K and actual amounts are still in the process of being finalized. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available. The Vista consolidated unaudited condensed financial information has been reclassified to conform to the current NBHC presentation.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition
September 30, 2025
(In thousands, except per share and per share data)

	NBHC Consolidated	Vista Consolidated		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$555,560	$420,724		$(164,792)	(A),(B),(C)	$811,492
Investment securities available-for-sale (at fair value)	612,719	108,676		—		721,395
Investment securities held-to-maturity	689,486	43,987		(4,013)	(D)	729,460
Other securities	80,526	10,072		—		90,598
Loans	7,429,501	1,906,299		(20,700)	(E)	9,315,100
Allowance for credit losses	(88,280)	(22,308)		(4,792)	(F)	(115,380)
Loans, net	7,341,221	1,883,991		(25,492)		9,199,720
Loans held for sale	22,252	—		—		22,252
Other real estate owned	658	562		—		1,220
Premises and equipment, net	211,436	28,824		6,300	(G)	246,560
Goodwill	306,043	2,914		103,431	(H)	412,388
Intangible assets, net	50,331	3,895		23,645	(I)	77,871
Other assets	282,454	36,478	(AA)	7,949	(J)	326,881
Total assets	$10,152,686	$2,540,123		$(52,972)		$12,639,837
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing demand deposits	$2,255,495	$431,949		$—		$2,687,444
Interest bearing demand deposits	1,223,602	397,171	(BB)	—		1,620,773
Savings and money market	3,832,460	1,163,324	(BB)	—		4,995,784
Time deposits	1,160,123	222,736	(BB)	—		1,382,859
Total deposits	8,471,680	2,215,180		—		10,686,860
Securities sold under agreements to repurchase	21,303	—		—		21,303
Long-term debt, net	54,743	45,000		(45,000)	(K)	54,743
Federal Home Loan Bank advances	—	10,000		—		10,000
Other liabilities	230,031	19,584	(CC)	—		249,615
Total liabilities	8,777,757	2,289,764		(45,000)		11,022,521
Shareholders’ equity:
Common stock	515	2,311		(2,311)	(L)	515
Additional paid-in capital	1,169,982	102,243		24,496	(L)	1,296,721
Retained earnings	568,276	148,853		(187,045)	(L)	530,084
Treasury stock	(312,873)	—		153,840	(L)	(159,033)
Accumulated other comprehensive loss, net of tax	(50,971)	(3,048)		3,048	(L)	(50,971)
Total shareholders’ equity	1,374,929	250,359		(7,972)	(L)	1,617,316
Total liabilities and shareholders’ equity	$10,152,686	$2,540,123		$(52,972)		$12,639,837
Common shares outstanding	37,815,589	—		7,391,441		45,207,030

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2025
(In thousands, except per share and per share data)

	NBHC Consolidated	Vista Consolidated		Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$360,577	$102,464		$8,300	(M)	$471,341
Interest and dividends on investment securities	28,563	4,755		752	(N)	34,070
Dividends on non-marketable securities	1,355	—		—		1,355
Interest on interest bearing bank deposits	2,926	12,246		—		15,172
Total interest and dividend income	393,421	119,465	(DD)	9,052		521,938
Interest expense:
Interest on deposits	125,998	49,318		—		175,316
Interest on borrowings	5,123	1,761		—		6,884
Total interest expense	131,121	51,079		—		182,200
Net interest income before provision for credit losses	262,300	68,386		9,052		339,738
Provision for credit loss expense	8,700	11,128		—		19,828
Net interest income after provision for credit losses	253,600	57,258		9,052		319,910
Non-interest income:
Service charges	12,585	1,122	(EE)	—		13,707
Bank card fees	13,431	492	(FF)	—		13,923
Mortgage banking income	8,757	—		—		8,757
Bank-owned life insurance income	2,335	304	(GG)	—		2,639
Other non-interest income	16,025	15,454	(HH)	—		31,479
Total non-interest income	53,133	17,372		—		70,505
Non-interest expense:
Salaries and benefits	109,887	26,376		(105)	(O)	136,158
Occupancy and equipment	32,656	4,796		(36)	(O)	37,416
Data processing	13,604	3,703		—		17,307
Marketing and business development	2,862	889		—		3,751
FDIC deposit insurance	3,357	948	(II)	—		4,305
Bank card expenses	3,404	—		—		3,404
Professional fees	6,352	2,620	(II)	(2,606)	(O)	6,366
Other non-interest expense	14,202	6,349	(JJ)	—		20,551
Other intangible assets amortization	5,870	405	(KK)	1,658	(P)	7,933
Total non-interest expense	192,194	46,086		(1,090)		237,191
Income before income taxes	114,539	28,544		10,142		153,225
Income tax expense	21,001	6,062		2,333	(Q)	29,396
Net income	$93,538	$22,482		$7,809		$123,829
Earnings per share - basic	$2.44					$2.73
Earnings per share - diluted	$2.43					$2.72
Weighted average number of common shares outstanding:
Basic	38,018,090			7,391,441		45,409,531
Diluted	38,142,300			7,391,441		45,533,741

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2024
(In thousands, except per share and per share data)

	NBHC Consolidated	Vista Consolidated		Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$505,266	$131,034		$11,067	(R)	$647,367
Interest and dividends on investment securities	28,696	5,151		1,003	(S)	34,850
Dividends on non-marketable securities	1,832	—		—		1,832
Interest on interest bearing bank deposits	2,474	18,969		—		21,443
Total interest and dividend income	538,268	155,154		12,070		705,492
Interest expense:
Interest on deposits	186,192	65,228		—		251,420
Interest on borrowings	6,688	2,875		—		9,563
Total interest expense	192,880	68,103		—		260,983
Net interest income before provision for credit losses	345,388	87,051		12,070		444,509
Provision for credit loss expense	6,755	3,710		14,600	(T)	25,065
Net interest income after provision for credit losses	338,633	83,341		(2,530)		419,444
Non-interest income:
Service charges	17,957	1,832	(LL)	—		19,789
Bank card fees	18,963	1,087	(MM)	—		20,050
Mortgage banking income	11,228	—		—		11,228
Bank-owned life insurance income	3,005	364	(NN)	—		3,369
Other non-interest income	16,660	3,496	(OO)	—		20,156
Loss on security sales	(6,582)	—		—		(6,582)
Total non-interest income	61,231	6,779		—		68,010
Non-interest expense:
Salaries and benefits	146,243	33,083		—		179,326
Occupancy and equipment	39,951	6,652		—		46,603
Data processing	17,481	5,108		—		22,589
Marketing and business development	3,989	1,258		—		5,247
FDIC deposit insurance	5,390	1,359	(PP)	—		6,749
Bank card expenses	5,185	—		—		5,185
Professional fees	7,062	2,110	(PP)	—		9,172
Other non-interest expense	21,377	7,781	(QQ)	—		29,158
Other intangible assets amortization	7,939	519	(RR)	2,231	(U)	10,689
Total non-interest expense	254,617	57,870		2,231		314,718
Income before income taxes	$145,247	$32,250		$(4,761)		$172,736
Income tax expense	26,432	6,752		(1,095)	(V)	32,089
Net income	$118,815	$25,498		$(3,666)		$140,647
Earnings per share - basic	$3.10					$3.08
Earnings per share - diluted	$3.08					$3.07
Weighted average number of common shares outstanding:
Basic	38,212,304			7,391,441		45,603,745
Diluted	38,419,125			7,391,441		45,810,566

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information and accompanying notes were prepared in accordance with Article 11 of Regulation S-X, after giving effect to the merger and other pro forma adjustments.

NBHC expects to complete the merger during the first quarter of 2026. The merger is accounted for under the acquisition method of accounting with NBHC as the accounting acquirer pursuant to ASC 805 and, accordingly, the assets and liabilities of Vista presented in these pro forma condensed combined financial statements have been adjusted to their estimated fair values based upon conditions as of the date of the agreement and as if the transaction had been effective on January 1, 2024 for statements of operations data. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial position or results of operations of the combined company that would have been realized had the merger been completed at the beginning of each period presented. The fair values are estimates as of the date of this Current Report on Form 8-K and actual amounts are still in the process of being finalized. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

Note 2 — Purchase Price

Under the terms and subject to the conditions set forth in the merger agreement, each share of Vista common stock issued and outstanding immediately prior to the effective time of the merger (excluding dissenting shares, treasury shares and shares held by Vista or NBHC (other than the exception shares)) will be converted into the right to receive the cash merger consideration, consisting of $31.62 without interest, and the stock consideration, consisting of 3.1161 shares of NBHC common stock.

Pursuant to the merger agreement, NBHC estimates that Vista shareholders will receive approximately $84.8 million in cash and 7.4 million shares of NBHC common stock, with a closing price of $37.96 on September 15, 2025, implying a total purchase price of $365.4 million, assuming there is no consideration adjustment.

Note 3 — Preliminary Allocation of Purchase Price

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Vista based on their estimated fair value as of the closing of the merger. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma unaudited financial statements are based upon available information and certain assumptions considered reasonable may be revised as additional information becomes available.

The following are the pro forma adjustment estimates NBHC expects to make to record the acquisition and adjust Vista assets and liabilities to their estimated fair values at September 30, 2025.

(in thousands)
Purchase price allocation:
NBHC common stock paid at a closing price of $37.96 as of September 15, 2025	$280,579
Cash paid to seller	84,792
Purchase price	365,371
Allocated to:
Historical book value of Vista assets and liabilities as of September 30, 2025	250,359

(in thousands)
Adjustments to record assets and liabilities at fair value:
Investment securities	(4,013)
Loans	(33,200)
Allowance for credit losses	22,308
Premises and equipment	6,300
Intangible assets	23,645
Deferred taxes	(3,459)
Preliminary pro forma goodwill	$103,431

Note 4 — Reclassification Adjustments

The following reclassification adjustments are reflected in the unaudited pro forma combined financial information to conform Vista consolidated unaudited condensed financial information to NBHC presentation:

(AA)	Includes $8.3 million of accrued interest receivable and $13.2 million of bank-owned life insurance, at cash surrender value.

(BB)	Disaggregated the $1.8 billion Vista interest bearing deposit caption.

(CC)	Includes $0.6 million of accrued interest payable.

(DD)	Excludes $0.1 million of interest income from other assets which is reclassified to other non-interest income.

(EE)	Excludes $0.5 million of bank card fees.

(FF)	Bank card fees of $0.5 million reclassified from service charges on deposit accounts.

(GG)	Bank owned life insurance income of $0.3 million reclassified from other non-interest income.

(HH)	Includes $13.6 million of gain on banking center sales for seven West Texas banking centers sold during 2025 and $0.7 million of servicing fees.

(II)	FDIC deposit insurance of $0.9 million reclassified from professional, regulatory, and consulting.

(JJ)	Includes $0.6 million of communication expense, $0.1 million of foreclosed and repossessed asset expenses, net, and excludes the following: $1.0 million of acquisition-related expenses reclassified into professional fees and $0.4 million of other intangible amortization.

(KK)	Other intangible amortization of $0.4 million reclassified from other non-interest expense.

(LL)	Excludes $1.1 million of bank card fees.

(MM)	Bank card fees of $1.1 million reclassified from service charges on deposit accounts.

(NN)	Bank owned life insurance income of $0.4 million reclassified from other non-interest income.

(OO)	Includes $1.2 million of servicing fees.

(PP)	FDIC deposit insurance of $1.4 million reclassified from professional, regulatory, and consulting.

(QQ)	Includes $1.1 million of communication expense, $0.1 million of foreclosed and repossessed asset expenses, net, and excludes $0.5 million of other intangible amortization.

(RR)	Other intangible amortization of $0.5 million reclassified from other non-interest expense.

Note 5 — Pro Forma Adjustments

The following pro forma adjustments are reflected in the unaudited pro forma combined financial information. All taxable adjustments were calculated using a 23% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change, and that NBHC believes are reasonable. The actual effects of the merger will differ from the pro forma adjustments. A general description of the pro forma adjustments is provided below:

(A)	To record purchase price consideration of $84.8 million.

(B)	To record estimated transaction costs of $35.0 million.

(C)	To record payment of Vista long-term debt totaling $45.0 million.

(D)	To record estimated fair value adjustment on held-to-maturity investments of $4.0 million. The fair value adjustment is estimated to be accreted on a straight line basis over a four-year duration.

(E)	To record estimated fair value adjustment on loans based on a $20.7 million net discount related to interest rate and credit adjustments of the acquired portfolio. The fair value adjustment is estimated to be accreted over an estimated three-year duration for the respective loans in a manner that approximates level yield.

(F)	To eliminate Vista allowance for credit losses of $22.3 million and record Day 1 allowance for credit losses of $27.1 million.

(G)	To record estimated fair value adjustment on premises and equipment of $6.3 million.

(H)	To record estimate of goodwill that will be recognized as part of the transaction. See the preliminary allocation of purchase price at Note 3.

(I)	To eliminate the Vista intangible asset balance of $4.0 million and record the estimate of core deposit intangible asset of $25.5 million and trade name intangible of $2.0 million which are both estimated to be amortized on a straight line basis over 10 years.

(J)	To record the impact of pro forma adjustments for the income tax receivable of $11.4 million and the decrease in deferred taxes of $3.5 million.

(K)	To record payoff of Vista long-term debt.

(L)	To eliminate Vista stockholders’ equity of $250.4 million, and to record the re-issuance of 7.4 million shares of NBHC’s treasury stock at a cost totaling $153.8 million, with a gain on the re-issuance of treasury stock of $126.7 million included in additional paid-in capital. Adjustment also includes estimated NBHC transaction costs of $26.9 million, net of tax of $8.1 million and Day 1 provision expense of $11.2 million, net of tax of $3.4 million.

(M)	To record accretion of the loan portfolio fair value adjustment. The fair value adjustment is estimated to be accreted over an estimated three-year duration in a manner that approximates level yield.

(N)	To record estimated accretion from the fair value adjustment on held-to-maturity investments. The fair value adjustment is estimated to be accreted on a straight line basis over an estimated four-year duration.

(O)	To record the elimination of directly attributable NBHC and Vista transaction costs incurred of $2.7 million during the nine months ended September 30, 2025.

(P)	To record estimated amortization of $1.9 million related to the core deposit intangible and $0.2 million related to the trade name intangible asset during the nine months ended September 30, 2025, partially offset by the elimination of $0.4 million of Vista’s other intangible asset amortization. The core deposit and trade name intangible assets are estimated to be amortized on a straight line basis over 10 years.

(Q)	To record tax effect at a marginal rate of 23%.

(R)	To record accretion of the loan portfolio fair value adjustment. The fair value adjustment is estimated to be accreted over an estimated three-year duration in a manner that approximates level yield.

(S)	To record estimated accretion from the fair value adjustment on held-to-maturity investments. The fair value adjustment is estimated to be amortized on a straight line basis over an estimated four-year duration.

(T)	To record Day 1 provision expense.

(U)	To record estimated amortization of $2.6 million related to the core deposit intangible and $0.2 million related to the trade name intangible asset during the year ended December 31, 2024, partially offset by the elimination of $0.5 million of Vista’s other intangible asset amortization. The core deposit and trade name intangible assets are estimated to be amortized on a straight line basis over ten years.

(V)	To record tax effect at a marginal rate of 23%.